MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661



January 17, 2003

Board of Directors
PHSB Financial Corporation
744 Shenango Road
Beaver Falls, PA 15010


       RE:               Registration Statement on Form S-8:
                         PHSB Financial Corporation 2002 Stock Option Plan Peoples Home Savings Bank 2002 Restricted Stock Plan PHSB Financial Corporation 1998 Stock Option Plan Peoples Home Savings Bank 1998 Restricted Stock Plan
                         ----------------------------------------------------

Gentlemen:

         We have acted as special counsel to PHSB Financial Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 442,781 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued (i) upon the exercise of options for 154,000 shares of Common Stock granted under the PHSB Financial Corporation 2002 Stock Option Plan, (ii) upon the award of 66,000 shares of Common Stock under the Peoples Home Savings Bank 2002 Restricted Stock Plan, (iii) upon the exercise of options for 159,129 shares of Common Stock granted under the PHSB Financial Corporation 1998 Stock Option Plan, and (iv) upon the award of 63,652 shares of Common Stock under the Peoples Home Savings Bank 1998 Restricted Stock Plan (collectively, the "Plans"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the stock awards granted under and in accordance with the terms of the Plans will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                                  Sincerely,


                                                  /s/ Malizia Spidi & Fisch, PC

                                                  Malizia Spidi & Fisch, PC